EXHIBIT 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Westrock Coffee Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share (“Common Stock”)	457(o)	(2)	(3)	(1)	—	—
	Equity	Preferred Stock, par value $0.01 per share (“Preferred Stock”)	457(o)	(2)	(3)	(1)	—	—
	Other	Depositary shares	457(o)	(2)	(3)	(1)	—	—
	Other	Warrants	457(o)	(2)	(3)	(1)	—	—
	Other	Units	457(o)	(2)	(3)	(1)	—	—
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(2)	(3)	$500,000,000	$0.0001476	$73,800
	Equity	Common Stock	457(c)	1,876,688 (4)	$8.74 (5)	$16,402,253.12	$0.0001476	$2,420.97
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock	415(a)(6)	19,144,120 (6)		$220,157,380.00 (7)			S-1	333-267509	12/21/2022	$24,261.35
	Equity	Common Stock	415(a)(6)	88,042,123 (8)		$769,488,155.02			S-1	333-267509	12/21/2022	$135,152.24

	Total Offering Amounts					$1,506,047,788.14		$76,220.97

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$76,220.97

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), Westrock Coffee Company (the “Registrant”) is also registering an indeterminate number of additional securities that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	There is being registered hereunder an indeterminate number of shares of Common Stock, shares of one or more series of Preferred Stock, depositary shares representing fractional interests of shares of Preferred Stock, warrants to purchase any of such securities and/or units, consisting of some or all of these securities in any combination, as may be sold from time to time by the Registrant. There is also being registered hereunder an indeterminate number of shares of Common Stock, shares of Preferred Stock and depositary shares as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance, provided that the aggregate maximum offering price of all securities issued pursuant to the universal shelf prospectus included in the Registration Statement shall not exceed $500,000,000.

(3)	Estimated solely for the purpose of calculating the registration fee. The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security, provided that the aggregate maximum offering price of all securities issued pursuant to the universal shelf prospectus included in the Registration Statement shall not exceed $500,000,000.

(4)	Consists of 1,876,688 shares of Common Stock registered for resale by certain holders, which resale has not previously been registered.

(5)	Estimated solely for the purpose of calculating the amount of the registration fee required by Section 6(b) of the Securities Act and calculated in accordance with Rule 457(c) promulgated thereunder. The maximum offering price per share and maximum aggregate offering price are based upon the average of the high ($8.85) and low ($8.63) prices for the Common Stock as reported on the NASDAQ Stock Market (“Nasdaq”) on September 27, 2023, a date that is within five business days prior to the filing of this Registration Statement.

(6)	Consists of the primary issuance of 19,144,120 shares of Common Stock that may be issued upon exercise of the outstanding and previously registered warrants (the “Existing Warrants”), which such shares of Common Stock were previously registered under the Registrant’s Registration Statement on Form S-1 (File No. 333-267509) (the “Previous Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the shares of Common Stock upon exercise of the Existing Warrants under the Previous Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

(7)	Calculated pursuant to Rule 457(g), based on the exercise price of the Existing Warrants.

(8)	Consists of 88,042,123 shares of Common Stock for resale by certain holders, which resale has previously been registered under the Previous Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of shares of Common Stock by such holders under the Previous Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.